                                                                    EXHIBIT 3.16

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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                (FOR BUREAU USE ONLY)

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DEC  15 1997                                           FILED
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                                                     DEC 16 1997
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PS 517-663-2525  Ref # 77577                        Administrator
Attn:  Cheryl J. Bixby                       MI DEPARTMENT OF CONSUMER &
MICHIGAN RUNNER SERVICE                           INDUSTRY SERVICES
P.O. Box 266                                  CORPORATION SECURITIES AND
Eaton Rapids, MI  48827-0266    Zip Code        LAND DEVELOPMENT BUREAU

                                             EFFECTIVE DATE:
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Document will be returned to the name and address you enter above.

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                                                                      477-607
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                           ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
          (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I
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The name of the corporation is:

          Federal-Mogul Global Properties, Inc.

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ARTICLE II
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The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

The purpose or purposes for which the corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized.

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ARTICLE III
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The total authorized shares:

1.   Common Shares    50,000
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     Preferred Shares      0
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2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:


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ARTICLE IV
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1.   The address of the registered office is:

     c/o The Corporation Company
     30600 Telegraph Road,         Bingham Farms       ,  Michigan  48025
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     (Street Address or P.O. Box)       (City)                     (Zip Code)

2.   The mailing address of the registered office, if different than above:

                                                       ,  Michigan
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     (Street Address or P.O. Box)       (City)                     (Zip Code)

3.   The name of the resident agent at the registered office is: THE CORPORATION
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     COMPANY
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ARTICLE V
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The name(s) and address(es) of the incorporator(s) is (are) as follows:

     Name                               Residence or Business Address

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     Jennifer Evans                     Federal-Mogul Corporation
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                                        26555 Northwestern Highway
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                                        Southfield, MI  48034
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ARTICLE VI (Optional. Delete if not applicable)
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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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ARTICLE VII (Optional. Delete if not applicable)
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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporation action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principle place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who had not consented [illegible]

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Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I (We), the incorporator(s) sign my (our) name(s) this 12th day of December, 1997.


                                             /s/ Jennifer Evans
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                                                 Jennifer Evans
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SEAL APPEARS ONLY ON ORIGINAL